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                                                                   EXHIBIT 3.3

                                    BYLAWS
                                      of
                             APPLIED IMAGING CORP.
                           A California Corporation

                                  1.  OFFICES

     1.1  Principal Office.   The Board of Directors shall fix the location of
the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

     1.2  Other Offices.    Branch or subordinate offices may at any time be
established by the Board of Directors at any place or places where the corporation is qualified to do business.


                          2.  MEETINGS OF SHAREHOLDERS

     2.1  Place of Meetings.   All meetings of shareholders shall be held either
at the principal executive office of the corporation or at any other place within or without the State of California designated by the Board of Directors or, subject to the power of the Board of Directors to designate the place of the meeting, the person or persons calling the meeting. In absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     2.2 Annual Meetings. The annual meeting of shareholders shall be held on a date designated by the Board of Directors each year. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other proper business may be transacted.

     2.3 Special Meetings. Special meetings of the shareholders (including meetings of the holders of any class or series of shares) may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

          If a special meeting is desired to be called by any person or persons other than the Board of Directors, their request shall be made in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted. The written request shall then be delivered personally or by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, President, any Vice President, or Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
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     2.4  Notice of Shareholders' Meetings. All notices of meetings of shareholders (including meetings of the holders of any class or series of shares) shall be sent or otherwise given to each shareholder entitled to vote thereat in accordance with Section 2.5 of these Bylaws not less than ten (10) days (or, if .sent by third-class mail, thirty (30) days), nor more than sixty
(60) days, before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

          If shareholder action, other than unanimous approval of those entitled to vote, is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Law,
(iii) a reorganization of the corporation, pursuant to Section 1201 of that Law,
(iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Law, or (v) a plan of distribution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, then the notice shall .also state the general nature of that proposal.

     2.5 Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of shareholders (including any meeting of the holders of any class or series of shares) shall be given to each shareholder entitled to vote thereat either personally or by first class mail or other means of written communication permitted by Section 601(b) of the California General Corporation Law, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if
(i) sent to that shareholder by first class mail (or other means of written communication permitted by Section 601(b) of the California General Corporation
Law) addressed to the shareholder at the corporation's principal executive office, or (ii) published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

          If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the share holder at the principal executive office of the corporation for a period of one year from the date of the giving of notice.

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          An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     2.6 Quorum. The presence in person or by proxy of shareholders entitled to vote shares having a majority of the voting power of the shares of the corporation entitled to vote at any meeting of shareholders (including any meeting of the holders of any class or series of shares) or on any matter shall constitute a quorum for the transaction of business at such meeting or on such matter. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) at such meeting or with respect to any matter is approved as required in Section 2.8.

     2.7 Adjourned Meetings and Notice Thereof. Whether or not a quorum is present, any shareholders' meeting (including any meeting of the holders of any class or series of shares) may be adjourned from time to time by the vote of the shareholders having a majority of the voting power of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting, except as provided in Section
2.6 of these Bylaws.

          When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. When required, notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meetings.

     2.8 Voting. Except as provided in the Articles of Incorporation, each outstanding share of this corporation, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote of shareholders (subject to the cumulative voting provisions of the last paragraph of this Section 2.8 and Section 708 of the California General Corporation Law). The shareholders entitled to vote at any meeting of shareholders (including any meeting of the holders of any class or series of shares) shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 702, 703 and 704 of the California General Corporation Law (relating to voting of shares held by fiduciaries, in the name of a corporation, or in joint ownership).

          The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun. Any shareholder entitled to vote on a proposal may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it

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will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

          Subject to the provisions of the last paragraph of this Section 2.8 and Section 708 of the California General Corporation Law with respect to election of directors, if a quorum is present, the affirmative vote of the holders of shares having a majority of the voting power of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders (or, in the case of a vote of a particular class or series of shares, the act of such class or series), unless the vote of a greater number is required by the California General Corporation Law or by the Articles of Incorporation; provided that if, pursuant to the last sentence of Section 2.6 of these Bylaws, action may be taken when less than a quorum is present, the affirmative vote of the holders of a majority of the voting power of shares constituting a quorum of the shares entitled to vote on any matter shall be the act of the shareholders (or of the class or series of shares, as the case may be) on such matter, unless the vote of a greater number is required by the California General Corporation Law or the Articles of Incorporation.

          In any election of directors, the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against the candidate and votes withheld shall have no legal effect. At a shareholders' meeting at which directors are to be elected, no shareholders shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the voting power of the shareholder's shares) unless such candidate's or candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of that shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination prior to the commencement of the voting and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares 'are entitled, or distribute the shareholder's shares on the same principle among any or all of the candidates, as the shareholder desires.

     2.9 Validation of Meetings; Waiver of Notice or Consent by Absent Shareholders. The transactions of any shareholder meeting, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a

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meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     2.10 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders, including the approval of any Incentive Stock Option Plan as provided in Section 422A of the Internal Revenue Code of 1954, as amended, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, i's signed by the holders of outstanding shares having not less than the minimum voting power that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

     In the case of the election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote for the election of directors.

     All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.5 of these Bylaws. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Law, (iii) reorganization of the corporation, pursuant to Section 1201 of that Law, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     2.11 Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting; and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

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     If the Board of Directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to give consent to the corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the date on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such action, whichever is later.

     The record date for any other purposes shall be as provided in Section 8.1 of these Bylaws.

     2.12 Proxies. Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless and until (i) the person who executed the proxy revokes it prior to the time of voting by delivering to the corporation a writing stating that the proxy is revoked, or by executing a subsequent proxy and presenting it to the meeting, or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its 'face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.

     2.13 Inspectors of Election. Before any meeting of shareholders (including any meeting of the holders of any class or series of shares), the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

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                                  3.  DIRECTORS

          3.1 Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

          The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

          Without prejudice to the general powers of the Board of Directors set forth above, and subject to the same limitations, the directors shall have the power to:

          (a) Select and remove all officers, agents and employees of the corporation; prescribe such powers and duties for them that are consistent with law, the Articles of Incorporation, and these Bylaws; fix their compensation; and require from them security for faithful service.

          (b) Conduct, manage, and control the affairs and business of the corporation, and make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or these Bylaws, as they may deem to be in the best interests of the corporation.

          (c) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country; and conduct business within or without the State of California.

          (d) Adopt, make, and use a corporate seal; prescribe the form(s) for certificates of stock; and alter the forms of the seal and certificates.

                                  (e) Authorize the issuance of shares of stock
of the corporation on any lawful terms.

          (f) Borrow money and incur indebtedness for the corporation's purposes, and cause to be executed and delivered on behalf of the corporation and in its name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and security here therefor.

          3.2 Number of Directors. Unless the number of directors is specified in the Articles of Incorporation, the authorized number of directors of t he corporation shall be not less than five (5)* nor more than nine (9)**. The exact authorized number of directors shall be a number within the limits set forth in the preceding sentence and shall be the number fixed in the last sentence &f this

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Section 3.2, as such sentence may be duly amended from time to time, in accordance with Section 10 of these Bylaws, by the Board of Directors or "approval of the outstanding shares". The exact authorized number of directors is eight (8).

          No amendment to these Bylaws shall provide for a variable authorized number of directors in which the stated maximum authorized number of directors exceeds two times the stated minimum authorized number minus one.

          3.3 Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual or special meeting of shareholders at which directors are elected and until his successor is elected and qualified.

          No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

          Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

          3.4 Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of the director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

          Unless otherwise provided in the Articles of Incorporation, vacancies in - the Board of Directors (other than a vacancy created by the removal of a director) may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

          The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but (i) any such election by written consent to fill a vacancy created other than by removal of a director shall require the consent of holders of a majority of voting power of the outstanding shares entitled to vote for the election of directors, and (ii) any such election by written consent to fill a vacancy created by removal of a director shall require the unanimous consent of all outstanding shares entitled to vote for the election of directors.

          3.5 Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board of

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Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

          Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

          3.6 Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

          3.7 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such dates and times as shall be fixed by the Board of Directors. Such regular meetings may be held without notice.

          3.8 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.

          Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the corporation, the place of the meeting.

          3.9 Quorum. A majority of the directors then in office, but not less than one-third of the authorized number of directors, shall constitute a quorum for the transaction of business, provided that a quorum shall require at least two directors unless the authorized number of directors is one, in which case one director constitutes a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Articles of Incorporation and applicable laws, including
Section 310 of the California General Corporation Law (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest) , Section 311 of that Law and Section 4 of these Bylaws (as to appointment of committees), and Section 317(e) of that Law (as to indemnification of directors).

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          A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          3.10 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

          3.10 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board to another date, time and place.

          3.12 Notice of Adjournment. Notice of the date, time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the date, time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

          3.11 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

          3.12 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                 4.  COMMITTEES

          4.1 Appointment of Committees of the Board. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees of the Board (including an Executive Committee), each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

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          4.2   Delegation of Authority to Committees of the Board. The Board of
Directors, by resolution adopted by a majority of the authorized number of directors, may delegate to any duly appointed committee of the Board any or all of the authority of the full Board of Directors, except with respect to:

                (a) the approval of any action which, under the California General Corporation Law of California, also requires the vote or consent of the shareholders;

                (b) the filling of vacancies on the Board of Directors or on any committee;

                (c) the fixing of compensation of the directors for serving on the Board or on any committee;

                (d) the amendment or repeal of these Bylaws;

                (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

                (f) the authorization of any "distribution to its [the corporation's] shareholders" (as defined in Section 166 of the California General Corporation Law), except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

                (g) the appointment of any other committees of the Board of Directors or the members of such committees.

          4.3 Proceedings of Committees of the Board. The Board of Directors shall have the power to prescribe the manner in which the proceedings of any committee of the Board shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise prescribe, the regular and special meetings and other actions of any such committee shall be governed by the provisions of Section 3 of these Bylaws applicable to meetings and actions of the full Board of Directors. Minutes shall be kept of each meeting of each committee.

          4.4 Actions by Committees. Every act or decision duly done or made by a committee of the Board shall be regarded as the act of the Board of Directors, subject to the provisions of Sections 310 and 317(e) of the California General Corporation Law.


                                 5.  OFFICERS

          5.1 Officers. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer (who may be designated as Treasurer). The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers (who may be designated

Assistant Treasurers), and such other officers as may be appointed in accordance with Section 5.3 of these Bylaws. Any number of off ices may be held by the same person.

     5.2 Election of Officers. The officers of the corporation shall be appointed by the Board of Directors, except such officers as may be appointed by the Chief Executive Officer in accordance with the provisions of Section 5.3 or
Section 5.5 of these Bylaws.

     5.3 Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer to appoint, such officers other than the Chairman of the Board, the President, the Chief Financial Officer and the Secretary as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors or the Chief Executive Officer (in the case of officers appointed by the Chief Executive Officer) may from time to time determine.

     5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board of Directors, by the Chief Executive Officer or any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     5.6 Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the Chief Executive Officer of the corporation shall have general supervision, direction and control of the business and officers of the corporation and be primarily responsible for carrying out all orders and resolutions of the Board of Directors. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors not presided over by the Chairman of the Board, and he shall have such other powers and duties as may be prescribed by the Board of Directors.

          The President shall be the Chief Executive Officer of the corporation unless the Board of Directors shall designate the Chairman of the Board or another officer to be the Chief Executive Officer. If there is no President, then the Chairman of the Board shall be the Chief Executive Officer.

     5.7 Chairman of the Board. The Board of Directors may, in its discretion, elect a Chairman of the Board from among its members. He shall preside at all meetings of the Board of

Directors at which he is present and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

     5.8 President. Subject to the supervisory powers of the Chief Executive Officer (if not the President) and to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board (if one is elected) or another officer, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     5.9 Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, or the Chief Executive Officer.

     5.10 Secretary. The Secretary shall keep or cause to be kept, at the corporation's principal office, at the office of the corporation's legal counsel or at such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the date, time and place of holding, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number and class or series of shares present or represented at shareholders' meetings, and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the corporation's principal office or at the office of the corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and dates of certificates evidencing the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws, or the Chief Executive Officer.

     5.11 Chief Financial Officer (Treasurer). The Chief Financial Officer (who may be designated as Treasurer) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation under the supervision of the Chief Executive Officer in accordance with the resolutions of the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws, or the Chief Executive Officer.

                  6.  INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND OTHER AGENTS

     6.1 Indemnification. The corporation. shall, to the maximum extent permitted by Section 317 and other pertinent parts of the California General Corporation Law, indemnify each of its "agents" (as defined in Section 317(a) of the California General Corporation Law) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

     6.2 Required Approval. Except as provided in Section 317(d) of the California General Corporation Law, any indemnification under these Bylaws shall be made by this corporation only if authorized in the specific case (on a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Sections 317(b) or (c) of the California General Corporation Law) by:

          (a) a majority vote of a quorum of the Board consisting of directors who are not parties to the proceeding;

          (b) of approval of the shareholders" (as def ined in Section 153 of the California General Corporation Law) , with the shares owned by the person to be indemnified not being considered outstanding or entitled to vote thereon; or

          (c) the court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

     6.3 Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an under taking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in these Bylaws.

     6.4 Insurance. This corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under other provisions of these Bylaws.

     6.5 No Limitation of Other Rights. Nothing contained in this Section 6 shall be construed to limit or otherwise affect any right to indemnification to which persons other than directors and officers of the corporation and its subsidiaries may be entitled by contract or otherwise.


                           7.   RECORDS AND REPORTS

     7.1 Maintenance, Inspection and Location of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record in written form of its shareholders, giving the names and addresses of all shareholders and the number and class or series of shares held by each shareholder.

     7.2 Maintenance, Inspection and Location of Bylaws. The corporation shall keep at its principal executive office, located in the State of California, or, if its principal executive office is not located in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

          If the principal executive office of the corporation is located outside of the State of California and the corporation does not have a principal business office located in the State of California, then it shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

     7.3 Maintenance, Inspection and Location of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board, shall be kept at such place or places designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the corporation or the offices of the corporation's legal counsel. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

          The minutes and the accounting books and records shall be open to inspection in written form upon the written demand of any shareholder or bolder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     7.4 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect in written form, and copy, all books, records, and documents of the corporation of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

     7.5 Annual Report to Shareholders; Waiver. The requirements of an annual report, and the annual report to shareholders required by Section 1501 of the California General Corporation Law, are expressly waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record (determined as provided in Section 605 of the California General Corporation
Law); provided that nothing contained in this sentence shall be construed as prohibiting the corporation from issuing annual, periodic or other reports to the shareholders.

     7.6 Financial Statements. If no annual report containing financial statements for the most recent fiscal year of the Imaging Corp., a California corporation has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, cause to be prepared (if not already prepared) and deliver or mail to the shareholder making the request within thirty (30) days thereafter financial statements in written form for such fiscal year containing a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the corporation shall cause such statements to be prepared, if not already prepared, and shall deliver personally or mail such statements in written form to the person making the request within thirty (30) days after the receipt of the request.

     A copy of any annual or other financial statements that have been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of such statement or a copy shall be mailed to any such shareholder.

     7.7 Annual Statement of General Information. The corporation shall, during the period in each year as provided for in Section 1502 of the California General Corporation Law, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the information required by such Section regarding the corporation's offices, officers, directors, business and agent for service of process.


                         B.  GENERAL CORPORATE MATTERS

     8.1 Record Date For Purposes Other Than Notice And Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than as provided in Section 2.11 of these Bylaws), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record at the close of business on the date so f ixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

          If the Board of Directors does not so f ix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of such action, whichever is later.

     8.2  Checks, Drafts, Evidences Of Indebtedness.  All checks, drafts, or
other orders   for payment of money, notes or other evidences of indebtedness,
issued in the name of or payable to the corporation, shall   only be signed or
endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors, or in the absence of such determination, by the Chief Executive Officer and the Secretary or Chief Financial Officer.

     8.3 Corporate Contracts And Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize one or more officers, employees, or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of any officer, only the Chief Executive Officer shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.4 Certificates For Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or any Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

          In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the gate of issue.

     8.5 Lost Certificates. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. In case any share certificate or certificate for any other security is lost, stolen or destroyed, the officers of the corporation with authority to sign certificates for shares may authorize the issuance of a replacement certificate on such terms and conditions as such officers, in their discretion, may require, including provision for indemnification of the corporation (which may be secured by a bond or other adequate security) sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     8.6 Representation of Shares of Other Corporations. The Chairman of the Board, the President or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote, represent and exercise on behalf of the corporation any and all rights incident to any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     8.7 Construction And Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law, as it may be amended from time to time, shall govern the construction of these Bylaws notwithstanding the absence of specific reference to such Law or applicable provisions thereof. (Specific references to certain definitions of such Law are included in these Bylaws for purposes of emphasis, and the absence of such references with respect to other terms used in these Bylaws and defined in such Law shall not be construed as an intention not
to apply the definitions set forth in such Law.)   Without limiting- the
generality of the foregoing, the singular number includes the plural, the plural number includes the singular, the masculine includes the feminine and the neuter, and the term "person" refers to corporations and other entities as well as to natural persons.


                           9.  EMERGENCY PROVISIONS

     9.1 General. The provisions of this Section 9 shall become operative only in the event of (i) a national emergency declared by the President of the United States or the person performing the President's functions ("Emergency"), or (ii) war, riot, civil disorder, flood, earthquake or other disaster ("Disaster"), if such Emergency or Disaster make it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this
Section 9. While operative, this Section 9 shall override all other provisions of these Bylaws in conflict with this Section 9. This Section 9 shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative. All actions taken in good faith pursuant to this Section 9 shall thereafter remain in full force and effect unless and until duly revoked, modified or superseded by action subsequently taken (whether pursuant to the provisions of this Section 9 or otherwise).

     9.2 Unavailable Directors. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

     9.3 Authorized Number of Directors. The authorized number of directors shall be the greater of (i) three (two, if there were only two shareholders of record as of the date of the last record date (whether pursuant to Section 2.11 or Section 8.1); one, if there was only one shareholder of record as of the date of such last record date), or (ii) the number of directors remaining after eliminating those who have died, resigned or ceased to be directors pursuant to
Section 9.2.

     9.4 Quorum. Except to adjourn as provided in Section 3.11 of these Bylaws, one-third of the authorized number of directors, but not less than two, shall constitute a quorum for the transaction of business, provided that if the authorized number of directors is one, a quorum shall be one.

     9.5 Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have died, resigned or ceased to be directors pursuant to Section 9.2 is less than a quorum pursuant to Section 9.4, then, until the appointment of additional directors to make up a quorum, all the powers and authorities which the Board of Directors could by law delegate, including all powers and authorities which the Board could delegate to a committee shall be automatically vested in an Emergency Committee, and the Emergency Committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency, subject to the provisions of Sections 9.9 and 9.10.

     9.6 Constitution of Emergency Committee. The Emergency Committee shall consist of three persons, who shall be the remaining director or directors, if any, and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the Emergency Committee shall consist of the three most senior officers of the corporation who are available to serve, and, if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board of Directors, and in the absence of such designation, shall be determined by rate of remuneration.
In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date (whether pursuant to Section 2.11 or Section 8.1), or, in the absence of action by such shareholder, other shareholders collectively owning of record as of the date of such last record date a majority of the shares held by shareholders of record who can be located.

     9.7 Powers of Emergency Committee. The Emergency Committee, once appointed, shall govern its own procedures and shall have the power to increase the number of members thereof beyond the original number, and, in the event of a vacancy or vacancies therein arising at any time, the remaining member or members of the Emergency Committee shall have the power to fill such vacancy or vacancies. In the event that, at any time after its appointment, all members of the

Emergency Committee shall die or resign or become unavailable to act for any reason whatsoever, a new Emergency Committee shall be appointed in accordance with Section 9.6.

     9.8 Directors Becoming Available. Subject to Section 9.9, any person who has ceased to be a director pursuant to the provisions of' Section 9.2 and who thereafter becomes available to serve as a director shall automatically become a member of the Emergency Committee, increasing the size of the Emergency Committee.

     9.9 Termination of Emergency Committee. In the even that, after the appointment of an Emergency Committee, a sufficient number of persons who ceased to be directors pursuant to Section 9.2 become available to serve as directors, so that, if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required to constitute a quorum pursuant to Section 9.4, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the Emergency Committee shall cease.

     9.10  Election of Board of Directors. As soon as practicable after this
Section 9 becomes operative, the Board of Directors or the Emergency Committee, as the case may be, shall diligently take all requisite action to secure the election of a Board of Directors pursuant to the provisions of these Bylaws other than this Section 9, and, for this purpose, during any period in which the Emergency Committee is operative, the Emergency Committee shall have the power and authority of the Board of Directors to call meetings and seek written consents of the shareholders, set record dates, appoint inspectors of election, and appoint persons to exercise the powers of the President and Secretary of the corporation with respect to any shareholders meeting or vote or the giving of notice thereof. Upon the election of a Board of Directors pursuant to this
Section 9.10, this Section 9 shall become inoperative.

                                10.  AMENDMENTS

     10.1 Amendment By Shareholders or Directors. Subject to the provisions of the Articles of Incorporation and Sections 10.2, 10.3 and 10.4 below, these Bylaws may be amended within the limits allowed by law, or repealed, either by:

           (a) "approval of the outstanding shares" (as defined in Section 152 of the California General Corporation Law); or

           (b) the Board of Directors.

     10.2 Amendments Changing Authorized Number of Directors. After the issuance of shares, and subject to the provisions of Sections 10.3 and 10.4 below, an amendment to these Bylaws:

           (a) changing from a variable authorized number of directors to a non-variable number, or vice versa, or changing the maximum or minimum authorized number of directors (if there is a variable authorized number of directors), or changing the authorized number of directors (if there is not a variable authorized number of directors), may be adopted only by 11 approval of the outstanding shares" (as defined in Section 152 of the California General Corporation Law); and

          (b) reducing the minimum authorized number of directors (if there is a variable authorized number of directors), or reducing the authorized number of directors (if there is not a variable authorized number of directors), to a number less than five cannot be adopted if the votes cast against its adoption (at a meeting of the shareholders), or the shares not consenting (in the case of action by written consent), are equal to more than 16 2/3% of the outstanding shares entitled to vote.

                           ADOPTION BY INCORPORATOR


     The undersigned, Incorporator or Applied Imaging Corp., a California corporation, hereby adopts the foregoing Bylaws, comprising twenty-five (25) pages, as the Bylaws of said corporation.

     Executed this 10th day of July, 1986.

                                  /s/  Abraham Israel Coriat
                                  ------------------------------


                                  ______________________________
                                  Abraham Israel Coriat

                                 CERTIFICATION


     I, the undersigned, do hereby certify:

     (1) That I am the Assistant Secretary of Applied Imaging Corp., a California corporation;
and

     (2) That the foregoing Bylaws comprising twenty-five (25) pages, were duly adopted as the Bylaws of said corporation July 10, 1986 by the person appointed in the Articles of Incorporation to act as the Incorporator of the corporation.

     IN WITNESS WHEREOF, I have hereunto signed my name this 10th day of July, 1986.



                                         /s/  Robert L. Bouchier
                                         ----------------------------
                                         Robert L. Bouchier
                                         Assistant Secretary

                             APPLIED IMAGING CORP.

                   ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
                   -----------------------------------------


     The following action is taken by written consent of the shareholders of Applied Imaging Corp., a California corporation (the "Corporation"):

                                  Approval of
                Amended and Restated Articles of Incorporation

     Resolved: That the provisions of the Applied Imaging Corp. Amended and Restated Articles of Incorporation attached to this Action by Written Consent of Shareholders as Exhibit A and incorporated herein by this reference. and the amendments made therein, are hereby approved and, subject to any required approval by the Board of Directors of this Corporation. the proper officers of this Corporation are hereby authorized to prepare, execute and file a certificate of amendment and restatements of this Corporation's Articles of Incorporation in substantially the form of Exhibit A attached hereto with such changes therein as may be required by the California Secretary of State.

The undersigned, Holder(S) of shares of Common Stock. Series A Preferred Stock and/or Series B Preferred Stock, hereby consent(s) to the foregoing action. This Action may be signed in any number of counterparts, each of which constitutes the vote and consent of the signing shareholder(s) and all of which, taken together, constitute one and the same Action.



__________________________________     ____________________________________
         (Signature)                           (Signature)



Date: April __, 1989                                   Date: April __, 1988

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